Exhibit 99.1

Pixelworks Announces Pricing of $12.0 Million Public Offering of Common Stock

San Jose, CA - December 10, 2020 - Pixelworks, Inc. (Nasdaq: PXLW) today announced the pricing of an underwritten public offering of 4,900,000 shares of its common stock at a price to the public of $2.45 per share. All of the shares in the offering are being sold by Pixelworks. The gross proceeds to Pixelworks from the offering, before deducting the underwriting discounts and commissions and other offering expenses, are expected to be approximately $12.0 million. The offering is expected to close on or about December 14, 2020, subject to customary closing conditions. In addition, Pixelworks has granted the underwriters a 30-day option to purchase up to an additional 735,000 shares of its common stock at the public offering price, less underwriting discounts and commissions.

Roth Capital Partners and Craig-Hallum Capital Group are acting as joint book-running managers for the offering.

A shelf registration statement relating to the shares was previously filed with the Securities and Exchange Commission (the “SEC”) and became effective on November 16, 2020. The offering will be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. Copies of the final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and, when available, may be obtained by contacting Roth Capital Partners, 888 San Clemente, Newport Beach, CA 92660, Attn: Prospectus Department, telephone: 800-678-9147, or Craig-Hallum Capital Group, 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, Attn: Equity Capital Markets, telephone: 612-334-6300 or by email at prospectus@chlm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Pixelworks, Inc.

Pixelworks provides industry-leading content creation, video delivery and display processing solutions and technology that enable highly authentic viewing experiences with superior visual quality, across all screens – from cinema to smartphone and beyond. The Company has a 20-year history of delivering image processing innovation to leading providers of consumer electronics, professional displays, and video streaming services. Pixelworks is headquartered in San Jose, CA. For more information, please visit the Company’s web site at www.pixelworks.com.

Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “will,” “expect,” “shall,” and similar terms or the negative of such terms, and include, without limitation, statements about the Company’s expectations regarding the closing of the offering and timing thereof, expected gross proceeds, and with respect to the underwriters’ 30-day option to purchase additional shares. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include risks and uncertainties related to completion of the public offering on the anticipated terms or at all, market conditions and the satisfaction of customary closing conditions related to the public offering. More information about the risks and uncertainties faced by Pixelworks is contained in the section captioned “Risk Factors” in the prospectus supplement related to the public offering and from time to time in the Company’s Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2019, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, as well as subsequent SEC filings. The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

Contacts:

Investor Contact

Shelton Group

Brett Perry

P: +1-214-272-0070

E: bperry@sheltongroup.com

Company Contact

Pixelworks, Inc.

Elias Nader

P: +1-408-200-9271

E: enader@pixelworks.com